EXHIBIT 10.9

                                                Amended as of February 24, 1994



                            Eastern Enterprises

                   Supplemental Executive Retirement Plan




    1. Purpose. The purpose of this Plan is to provide key management personnel of Eastern Enterprises and its subsidiaries with an appropriate level of retirement income by supplementing the retirement benefits provided under the Eastern Enterprises Headquarters Retirement Plan, the Boston Gas Company Retirement Plan, and the Midland Enterprises Inc. Salaried Retirement Plan, as applicable.

    2. Definitions. For purposes of this Plan, the following terms will have the following meanings:
    (a) The word "Eastern" will mean Eastern Enterprises and any successor to all or a major portion of its assets or business which assumes the obligations of Eastern Enterprises under the Plan.

    (b) The word "Plan" will mean the Eastern Enterprises Supplemental Executive Retirement Plan set forth herein, together with all amendments hereto.

    (c) The words "Retirement Plan" will mean the Eastern Enterprises Headquarters Retirement Plan, the Boston Gas Company Retirement Plan, and the Midland Enterprises Inc. Salaried Retirement Plan, as from time to time amended, as applicable.

    (d) The words "Participating Subsidiary" will mean any Participating Employer (as defined in the Retirement Plan), other than Eastern.

    (e)  The word "Compensation" will mean:

         (i) except as otherwise provided in Section 2(e)(ii) below, with respect to any Officer for any year, the salary paid by Eastern or by a Participating Subsidiary to such Officer for such year (calculated as of his Earnings Measurement Date, as defined in the Retirement Plan) and fifty percent (50%) of bonuses and incentive awards paid (whether in cash or stock) by Eastern or by a Participating Subsidiary to such Officer in such year; provided, that amounts deferred by such Officer under Eastern's Deferred Compensation Plan for Certain Management Employees shall be treated as paid in the year they would have been payable but for such deferral; further provided, that in determining for the purposes hereof the amount of an incentive award paid (whether in cash or stock) under Eastern's Executive Incentive Compensation Plan (x) there shall be included only the lesser of the amount paid or the target award amount established in creating the incentive opportunity to earn such award and (y) awards based on a fixed number of shares of Eastern stock shall be valued at the price for Eastern stock utilized in creating the incentive opportunity to earn such award; and, further provided, that no amount will be included with respect to stock options or stock appreciation rights; and

         (ii) with respect to any Officer first receiving benefits hereunder on or after January 1, 1994, for any calendar year, the salary paid by Eastern or by a Participating Subsidiary to such Officer for such calendar year (calculated as of his Earnings Measurement Date, as defined in the Retirement Plan) and fifty percent (50%) of bonuses and incentive awards (whether payable in cash or stock) earned by such Officer with respect to such calendar year under Eastern's Executive Incentive Compensation Plan or any similar executive incentive plan adopted by Eastern after January 1, 1994; provided, that amounts deferred by such Officer under any deferred compensation and/or savings plan maintained by Eastern or any Participating Subsidiary from time to time shall be treated as paid in the calendar year they would have been payable but for such deferral, and such deferrals shall be disregarded for purposes of determining amounts earned; further provided, that in determining for purposes hereof the amount of an incentive award earned (whether payable in cash or stock), (a) a bonus or award that relates to a plan period of more than one calendar year, when earned in accordance with such Plan at the end of such period, shall be deemed to have been earned in equal annual installments during such period, and (b) awards based on a fixed number of shares of Eastern stock shall be valued at the price for Eastern stock utilized in creating the incentive opportunity to earn such award; and, further provided, that no amounts will be included with respect to stock options, stock appreciation rights or restricted stock awards.

    (f) The word "Officer" will mean any active employee of Eastern or a Participating Subsidiary employed as a Chairman, a President, a Vice President, a General Counsel, an Assistant Vice President, a Treasurer, a Secretary, or a Controller. In addition to the offices named in the preceding sentence, the Compensation Committee may from time to time designate other offices of Eastern or a Participating Subsidiary, the holders of which will be Officers within the meaning of this Section 2(f).

    (g) The words "Eligible Officer" will mean any Officer who satisfies the eligibility requirements set forth in Section 4 of the Plan.

    (h) The words "Executive Service" will mean the period of service which an employee serves as an Officer, except that no service after age sixty-five (65) will be counted as Executive Service.

    (i) The words "Break in Service" will have the same meaning as in the Retirement Plan.

    (j) The words "Computation Period" will have the same meaning as in the Retirement Plan.

    (k) The words "Hour of Service" will have the same meaning as in the Retirement Plan.

    (l) The words "Social Security Benefit" will have the same meaning as in the Retirement Plan.

    (m)  A "Change of Control" will be deemed to have occurred if

         (i) after January 1, 1987 any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of
              1934), other than Eastern, becomes a beneficial owner directly or indirectly of securities representing twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities of Eastern; or

         (ii) within two years after the commencement of a tender offer or exchange offer for the voting securities of Eastern (other than by Eastern), or as a result of a merger, consolidation, sale of assets or contested election of trustees or directors, or any combination of the foregoing, the individuals who were trustees of Eastern immediately prior thereto shall cease to constitute a majority of the Board of the Trustees of Eastern or of the board of trustees or directors of its successor by merger, consolidation or sale of assets.

    Wherever used in the Plan, the masculine pronoun will include the feminine.

    3. Administration. The Plan will be administered by the Compensation Committee of Eastern, which will have full power and authority to construe, interpret and administer the Plan. Decisions of the Compensation Committee will be final and binding on all persons. The Compensation Committee may, in its discretion, adopt, amend and rescind rules and regulations, not inconsistent with the Plan, relating to the administration thereof. In individual cases, the Compensation Committee may also credit any Officer for either eligibility or benefit-determination purposes, or both, with periods of service in addition to those otherwise taken into account under the Plan, whether or not such Officer has actually performed service for Eastern or its subsidiaries in such periods.

    4. Eligibility. All Officers fifty-five (55) years of age or older who (i) are serving in those positions of responsibility that most greatly influence Eastern's performance (such positions to be designated from time to time by the Compensation Committee with reference to this Section 4); (ii) have completed at least twenty-four (24) consecutive months of service in one or more of the positions so designated by the Compensation Committee; and
(iii) are Members in the Retirement Plan (as defined therein) will be covered by the Plan and will be eligible to receive benefits hereunder, subject to the provisions of the Plan. The Compensation Committee may extend eligibility under the Plan on an individual basis to other employees of Eastern or of its subsidiaries; provided, however, that no individual (other than a spouse or beneficiary of an Eligible Officer) who is not a Member in the Retirement Plan will be eligible to receive benefits under the Plan.

    5. Amount of Benefit. Subject to the offset described in Section 7 below, the actuarial adjustments described in Section 8 below and the off-sets described in Section 9 below, the benefit provided under the Plan with respect to any Eligible Officer will be determined as follows:
    (a)  Termination of Employment At or After Age 62.

         (i) Except as otherwise provided in Section 5(a)(ii) below, every Eligible Officer whose employment by Eastern and its subsidiaries terminates (other than by death) upon or after his attaining age sixty-two will be eligible to receive an annual amount which is the product of (i) his average annual Compensation for those five (5) years, selected from among the last ten (10) years of his Executive Service, in which his aggregate Compensation was highest, and (ii) a percentage determined according to the following table:

                      Years of Executive
                            Service               Percentage

                         Less than 10                None
                               10                     35
                               11                     36.5
                               12                     38
                               13                     39.5
                               14                     41
                               15                     42.5
                               16                     44
                               17                     45.5
                               18                     47
                               19                     48.5
                           20 or more                 50

              For purposes of this Section 5(a)(i), a Computation Period in which an Officer has one thousand (1,000) or more Hours of Service as an Officer will be deemed to be a "year of Executive Service," except that years of Executive Service prior to any Break in Service will be disregarded to the extent that Years of Vesting Service (within the meaning of the Retirement Plan) prior to such Break in Service would be disregarded for purposes of the Retirement Plan.


         (ii) Every Eligible Officer whose employment by Eastern and its subsidiaries terminates (other than by death) upon or after his attaining age sixty-two (62) and who first receives benefits hereunder on or after January 1, 1994 will be eligible to receive an annual amount which is the product of
              (i) his average annual Compensation for those five (5) calendar years, selected from among the last ten (10) calendar years of his Executive Service, in which his aggregate Compensation was highest, and (ii) a percentage determined according to the following table:

                      Non-Calendar Years of
                        Executive Service          Percentage

                          Less than 10               None
                              10                      35
                              11                      36.5
                              12                      38
                              13                      39.5
                              14                      41
                              15                      42.5
                              16                      44
                              17                      45.5
                              18                      47
                              19                      48.5
                          20 or more                  50

              For purposes of this Section 5(a)(ii), a Computation Period in which an Officer has one thousand (1,000) or more Hours of Service as an Officer will be deemed to be a "non-calendar year of Executive Service," and a calendar year in which an Officer has one thousand (1,000) or more Hours of Service as an Officer will be deemed to be a "calendar year of Executive Service", except that if any Years of Vesting Service (within the meaning of the Retirement Plan) prior to any Break in Service with respect to such Officer would be disregarded for purposes of the Retirement Plan, an equivalent number of non-calendar years of Executive Service and an equivalent number of calendar years of Executive Service will be disregarded hereunder.

    (b) Termination of Employment Before Age 62. Every Eligible Officer whose employment by Eastern and its subsidiaries terminates (other than by death) upon or after his attaining age fifty-five (55), but before his attaining age sixty-two (62), will be eligible to receive an annual amount equal to the amount calculated under
         Section 5(a) above multiplied by a percentage determined according to the following table:



                       Age at Commencement
                            of Benefit            Percentage
                               61                     95
                               60                     90
                               59                     85
                               58                     80
                               57                     75
                               56                     70
                               55                     65

    (c) Death Benefits. If an Eligible Officer dies while serving (or deemed to be serving under Section 6 below) as an Eligible Officer and leaves a surviving spouse, the spouse will be eligible to receive an annual amount equal to the amount, if any, the Eligible Officer would have been entitled to receive under (a) or (b) above, whichever is applicable, had he retired with the prior written permission of the Compensation Committee on the day before his death.

    (d) Conditions and Limitations. No officer whose employment terminates upon or after his attaining age fifty-five (55), but before his attaining age sixty-five (65), will be eligible for benefits under the Plan unless:

               (i) the Compensation Committee has given the Officer its prior written permission (any Officer who dies shall be deemed to have retired with the prior written permission of the Compensation Committee); or

              (ii) the Officer has given written notification to the
                   Compensation Committee at least six months in advance of the termination; or

             (iii) the Officer is terminated by Eastern, or a subsidiary of
                   Eastern, and such termination is not determined by the Compensation Committee to be a discharge for cause which casts such discredit on the Officer or Eastern, or a division or subsidiary of Eastern, as to justify forfeiture of any benefits under this Plan.

         No benefit with respect to any Eligible Officer under the Plan will exceed, after adjustment for the offset described in Section 7 below but before actuarial adjustment under Section 8 below and before adjustment for the offsets described in Section 9 below, an amount equal to three (3) times the greater of (i) $90,000 or (ii) the maximum benefit that could be paid with respect to such Eligible Officer under section 415(b)(1)(A) of the Internal Revenue Code of 1986, as from time to time amended (the "Code"), as adjusted pursuant to section 415(d) of the Code and as in effect on the date of such Eligible Officer's termination of employment.


    Except as otherwise provided herein, an Officer's employment will terminate for purposes of the Plan as of the date on which such Officer (i) retires, resigns or is dismissed from service as an Officer; (ii) dies while serving as an Officer; or (iii) departs from the service of Eastern and its subsidiaries for any reason; provided, that an Officer will not be deemed to have terminated his employment solely by reason of a duly approved leave of absence. For purposes of this Section 5 only, the age at which an Officer's employment terminates or his benefits commence will be calculated in all cases as of such Officer's nearest birthday.

    Notwithstanding any other provision of this Plan, an Eligible Officer's surviving spouse shall not be entitled to any benefits hereunder unless such spouse was the person to whom the Eligible Officer was married at the time benefit payments commenced under this Plan (or at the time of the Eligible Officer's death, if earlier).

    6. Disability. For purposes of satisfying the length-of-service requirements set forth in Section 4 and Section 5 above, an Officer who is unable to work because of a disability for which he is eligible to receive benefits under a long-term disability program sponsored by Eastern or by a Participating Subsidiary will be deemed to continue to serve as an Officer at the same salary he was receiving when forced to stop working by reason of his disability, until such time as he returns to active employment or his employment terminates.

    7. Offset for Social Security payments. The annual benefit calculated with respect to any Eligible Officer under Section 5 above shall be reduced (but not below zero), before the adjustments described in Section 8 and Section 9 below, by a percentage of the Eligible Officer's Social Security Benefit for any year in which such Eligible Officer is eligible to receive a Social Security benefit (or, if the benefit hereunder becomes payable under Section 5(c) by reason of the Eligible Officer's death, by a percentage of the Social Security Benefit to which the Eligible Officer would have been entitled, but only for those years in which such Eligible Officer, had he lived, would have been eligible for Social Security benefits), as follows: for Officers first receiving benefits hereunder prior to January 1, 1994, such percentage shall be one hundred percent (100%); for Officers first receiving benefits hereunder on or after January 1, 1994, such percentage shall be fifty percent (50%).

    8. Actuarial adjustment. For purposes of determining the benefit provided under this Plan with respect to any Eligible Officer, the amount calculated under Section 5 above with respect to such Eligible Officer, after adjustment for the offset described in Section 7 above, will be actuarially adjusted as necessary to reflect payment in the form specified in Section 10, in the same manner and using the same actuarial assumptions as would apply in determining how an accrued benefit of like amount payable (with the same commencement date) under the Retirement Plan would be actuarially adjusted (if at all) to reflect payment under the Retirement Plan in such specified form.

    9. Offset for other benefits. The annual benefit calculated with respect to any Eligible Officer under Section 5(a) or Section 5(b) above, as adjusted for the offset described in Section 7 above and as further adjusted actuarially under Section 8 above, will be reduced (but not below zero) by the sum of the following amounts:
    (a)  the amount payable annually with respect to such Eligible Officer
         (1) under the Retirement Plan, assuming commencement on the commencement date hereunder and payment (i) if the Eligible
         Officer is unmarried on such commencement date, in the form of a single life annuity over the life of the Eligible Officer but with sixty (60) monthly payments guaranteed, or (ii) in every other case, in the form of a joint and survivor annuity under which reduced payments will be made to the Eligible Officer for his lifetime and, following his death, if his spouse survives him, payments equal to one-half the amount payable to the Eligible
         Officer during his lifetime will be paid to such surviving spouse for the remainder of such spouse's lifetime, or (2) under any other retirement plan to which Eastern or any of its subsidiaries or affiliates has contributed (payments under any such other plan to be determined, for purposes of this Section 9, as though payable in the form described in (1)(i) or (1)(ii) above, whichever is applicable); and

    (b) the amount, if any, which the Compensation Committee reasonably determines, in its sole discretion, to be the annual retirement income or the equivalent thereof to which the Eligible Officer is entitled by reason of any prior employment (including for this purpose any service as a fiduciary or director), assuming the same form of payment as the applicable benefit form under (a) above.


    If an Eligible Officer dies while employed (or deemed to be employed under Section 6 above) as an Eligible Officer, and leaves a surviving spouse, the death benefit payable to his spouse each year under Section 5(c) above, as adjusted for the offset described in Section 7 above and as further adjusted actuarially pursuant to Section 8 above, will be reduced (but not below zero) by the sum of the following amounts:


    (aa) the death benefit provided the spouse each year under the Retirement Plan, assuming commencement on the same commencement date as hereunder, or under any other retirement plan to which Eastern or any of its subsidiaries or affiliates has contributed (payments under any such other plan to be determined, for purposes of this Section 9, as though payable in the same form and commencing at the same time as the death benefit hereunder); and

    (bb) the amount, if any, which the Compensation Committee reasonably determines, in its sole discretion, to be the annual income to which the spouse of such Eligible Officer is entitled under any plan, agreement or arrangement maintained by a prior employer of such Eligible Officer (or in connection with any service of such Eligible Officer as a fiduciary or director), assuming the same form of payment and benefit commencement date as hereunder.


    10. Form and Timing of Benefits for Eligible Officers. Benefits provided to an Eligible Officer under the Plan upon the termination of his employment will be payable (a) if the Eligible Officer is unmarried on the commencement date of benefits hereunder, in the form of a single-life annuity over the life of the Eligible Officer but with sixty (60) monthly payments guaranteed, or (b) in every other case, in the form of a joint and survivor annuity under which reduced payments will be made to the Eligible Officer for his lifetime and, following his death, if his spouse survives him, payments equal to one-half the amount payable to the Eligible Officer during his lifetime will be paid to such surviving spouse for the remainder of such spouse's lifetime. Benefits payable to a surviving spouse under Section 5(c) above will be payable in the form of a single-life annuity over the life of such surviving spouse. Solely for purposes of determining the amount payable to a surviving spouse under Section 5(c), the benefit the deceased Eligible Officer would have been entitled to receive had such Eligible Officer retired with the written permission of the Compensation Committee on the day before his death shall be assumed to have been payable in the form of a joint and survivor annuity under which reduced payments are payable to the Eligible Officer for his lifetime and, following his death, reduced payments in the same amount are payable to the Eligible Officer's surviving spouse for the remainder of such spouse's lifetime. Benefits provided hereunder will commence as of the first day of the month next following the Eligible Officer's termination of employment (or the Eligible Officer's death, in the case of benefits described in Section 5(c)), irrespective of the form and timing of benefit payments under the Retirement Plan.

    11. No Vesting; Requirement of Non-Competition. Subject to the provisions of Section 14 below, nothing in this Plan will be construed as vesting in any person rights to any benefits hereunder. If at any time the Compensation Committee determines that a person receiving benefits hereunder is competing, directly or indirectly, with the business of Eastern, it may discontinue the payment of such benefits to such person. For purposes of this paragraph, the phrase "competing, directly or indirectly, with the business of Eastern" will be deemed to include (without limiting the generality of the same) engaging or being interested, directly or indirectly, as owner, director, officer, employee, partner, through stock ownership (other than ownership of less than two (2%) percent of the outstanding stock of any publicly owned company), investment of capital, lending of money or property, rendering of services or otherwise, either alone or in association with others, in the operation of any type of business or enterprise in any way competitive with the business of Eastern or of any of its subsidiaries. Notwithstanding the foregoing, the Compensation Committee may waive or modify its right to discontinue payments to any person by written agreement with such person.

    12. Limitation of Rights; Special Provision in the Event of Change in Control. Nothing in this Plan will be construed to create a trust or to obligate Eastern or any other person to segregate a fund, purchase an insurance contract, or in any other way currently to fund the future payment of any benefits hereunder, nor will anything herein be construed to give any employee or any other person rights to any specific assets of Eastern or of any other person.

    Notwithstanding the foregoing, Eastern in its sole discretion may establish a trust of which it is treated as the owner under Subpart E of Subchapter J, Chapter 1 of the Code to provide for the payment of benefits hereunder, subject to the claims of general creditors in the event of insolvency and subject to such other terms and conditions as Eastern may deem necessary or advisable to ensure that benefits are not includable, by reason of the Trust, in the income of trust beneficiaries prior to actual distribution and that the existence of the trust does not cause the Plan or any other arrangement to be considered funded for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (a "grantor trust"). In the event Eastern establishes a grantor trust in respect of the Plan and at the time of a Change of Control such trust (i) has not been terminated or revoked and (ii) is not "fully funded" (as hereinafter defined), Eastern shall promptly deposit in such grantor trust cash sufficient to cause the trust to be "fully funded" as of the date of the deposit. For purposes of this paragraph, the aforesaid grantor trust shall be deemed "fully funded" as of any date if, as of that date, the fair market value of the assets held in trust is not less than the aggregate present value as of that date of (1) all benefits then in pay status under the Plan (including benefits not yet commenced but in respect of Eligible Officers who have retired, died or otherwise terminated employment under circumstances entitling them to benefits hereunder) plus (2) all benefits that would be payable under the Plan if all other Eligible Officers were deemed to have retired with the prior written permission of the Compensation Committee on that date plus (3) all benefits payable (as determined under rules similar to the rules described in (1) and (2)) under all other plans and arrangements, to the extent provided for through the grantor trust. In applying the preceding sentence, present value shall be determined by using the interest and mortality assumptions used in determining lump sum present values under the Retirement Plan.

    13. Rights Non-Assignable. No employee or beneficiary or any other person will have any right to assign or otherwise to alienate the right to receive payments under the Plan, in whole or in part.

    14. Amendment. Eastern reserves the right at any time by action of its Board of Trustees to terminate the Plan or to amend its provisions in any way, except that following a Change of Control no such amendment or termination shall reduce the amount of Eastern's obligations under Section 12 or extend the period within which Eastern may satisfy such obligations. In addition, the Plan will automatically terminate if at any time (and as of the date that) the Retirement Plan is terminated. Notwithstanding the foregoing, no termination or amendment of the Plan (a "Plan amendment") will reduce the benefit payable under the Plan to any person with respect to an Eligible Officer whose employment with Eastern and its subsidiaries was terminated prior to such Plan amendment, nor shall any Plan amendment reduce the benefit to be paid with respect to a person who is an Eligible Officer on the date of such Plan amendment below the amount which such Eligible Officer would have received if his employment had terminated with the prior written permission of the Compensation Committee on the day before such Plan amendment.